Granite Point Mortgage Trust Inc. Reports Second Quarter 2020 Financial Results
and Post Quarter-End Update

NEW YORK, August 10, 2020 – Granite Point Mortgage Trust Inc. (NYSE: GPMT) today announced its financial results for the quarter ended June 30, 2020, and provided an update on its activities subsequent to quarter-end. A presentation containing second quarter 2020 highlights and activity post quarter-end can be viewed at www.gpmtreit.com.

Second Quarter 2020 Highlights

•Generated GAAP net loss of $(1.7) million, or $(0.03) per basic share, and Core Earnings(1) of $13.8 million, or $0.25 per basic share, inclusive of $(6.9) million or $(0.12) per basic share of realized loss on a loan sale; book value of $17.47 per common share.
•Funded an additional $71.2 million on existing loan commitments and realized principal amortization of $0.6 million.
•As of quarter end portfolio principal balance of $4.4 billion and $5.1 billion in total commitments, comprised of 99% senior first mortgage loans and over 98% floating rate. No loan impairments and no loans on non-accrual status.
•Portfolio has a weighted average stabilized LTV of 64%(2) and weighted average yield at origination of LIBOR + 4.22%(3). Office, multifamily and industrial assets represents over 75% of the investments.
•$56.0 million in cash at June 30, 2020.
•Over $1.1 billion of asset-level financing is non-mark-to-market including two CLOs and an asset-specific financing facility.
•Weighted average maturity of 1.5 years on repurchase agreements, which generally include 1-year extension options.

Post Quarter-End Update

•Cash balance of approximately $145 million, as of August 7, 2020.
•Funded $25.2 million of commitments on the existing loan portfolio; No new loan commitments.
•Realized approximately $158 million of loan repayments through August 7, 2020.
•Sold loans with an aggregate principal amount of approximately $191 million resulting in approximately $40 million of additional liquidity and approximately $9 million realized loss on sale.
•Increased borrowings on the J.P Morgan financing facility by $54.1 million for a period of time.

Jack Taylor, Granite Point’s President, Chief Executive Officer and Director stated: “I am pleased to say that our portfolio, comprised of 99% senior first mortgage loans and 98% floating rate, has continued its strong fundamental performance during these highly volatile markets, with over 99% of our borrowers making their payments in July. We have continued to strengthen our balance sheet by obtaining greater flexibility with our repurchase facility lenders and also increasing our liquidity to $145 million as of August 7, 2020. Our active asset management and proactive focus on improving liquidity is positioning us both to defend our portfolio and to protect and improve shareholder value.”

(1)Core Earnings is a non-U.S. GAAP measure that we define as comprehensive income attributable to common stockholders, excluding “realized and unrealized gains and losses” (provision for credit losses, realized and unrealized gains or losses on the aggregate portfolio and non-cash compensation expense related to restricted common stock). We believe the presentation of Core Earnings provides investors greater transparency into our period-over-period financial performance and facilitates comparisons to peer REITs. Please see page 6 for a reconciliation of GAAP to non-GAAP financial information.
(2)Stabilized loan-to-value ratio (LTV) is calculated as the fully funded loan amount (plus any financing that is pari passu with or senior to such loan), including all contractually provided for future fundings, divided by the as stabilized value (as determined in conformance with USPAP) set forth in the original appraisal. As stabilized value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies.
(3)Yield includes net origination fees and exit fees, but does not include future fundings, and is expressed as a monthly equivalent yield.

Conference Call
Granite Point Mortgage Trust Inc. will host a conference call on August 11, 2020 at 10:00 a.m. ET to discuss second quarter 2020 financial results and related information. To participate in the teleconference, approximately 10 minutes prior to the above start time, please call toll-free (833) 255-2835 (or (412) 902-6769 for international callers), and ask to be joined into the Granite Point Mortgage Trust Inc. call. You may also listen to the teleconference live via the Internet at www.gpmtreit.com, in the Investor Relations section under the Events & Presentations link. For those unable to attend, a telephone playback will be available beginning August 11, 2020 at 12:00 p.m. ET through August 18, 2020 at 12:00 a.m. ET. The playback can be accessed by calling (877) 344-7529 (or (412) 317-0088 for international callers) and providing the Access Code 10145807. The call will also be archived on the company’s website in the Investor Relations section under the Events & Presentations link.

Granite Point Mortgage Trust
Granite Point Mortgage Trust Inc., a Maryland corporation, is a real estate investment trust that is focused on directly originating, investing in and managing senior floating rate commercial mortgage loans and other debt and debt-like commercial real estate investments. Granite Point is headquartered in New York, NY, and is externally managed by Pine River Capital Management L.P.  Additional information is available at www.gpmtreit.com.

Forward-Looking Statements
This release contains, or incorporates by reference, not only historical information, but also forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and that are subject to the safe harbors created by such sections. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “target,” “believe,” “intend,” “seek,” “plan,” “goals,” “future,” “likely,” “may” and similar expressions or their negative forms, or by references to strategy, plans or intentions. By their nature, forward-looking statements speak only as of the date they are made, are not statements of historical fact or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify, in particular due to the uncertainties created by the COVID-19 pandemic, including its impact of COVID-19 on our business, financial performance and operating results. Our expectations, beliefs and estimates are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and estimates will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in this Quarterly Report on Form 10-Q and our Annual Report on Form 10-K for the year ended December 31, 2019, under the caption “Risk Factors.” These risks may also be further heightened by the continued impact of the COVID-19 pandemic. Other risks, uncertainties and factors that could cause actual results to differ materially from those projected are described below and may be described from time to time in reports we file with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise. Important factors, among others, that may affect our actual results include: the severity and duration of the ongoing COVID-19 pandemic; potential risks and uncertainties relating to the ultimate geographic spread of COVID-19; actions taken by governmental authorities to contain the COVID-19 outbreak or to mitigate its impact; the potential negative impacts of COVID-19 on the global economy, including the sudden severe rise in unemployment, and the impacts of COVID-19 on our financial condition, business operations and value of our assets, as well as the financial condition and operations of our borrowers; the general political, economic and competitive conditions in the markets in which we invest; defaults by borrowers in paying debt service on outstanding indebtedness and borrowers' abilities to manage and stabilize properties; our ability to obtain or maintain financing arrangements on terms favorable to us or at all, particularly in light of the current disruption in the financial markets; the level and volatility of prevailing interest rates and credit spreads; reductions in the yield on our investments and increases in the cost of our financing; general volatility of the securities markets in which we participate and the potential need to post additional collateral on our financing arrangements; the return or impact of current or future investments; changes in our business, investment strategies or target investments; allocation of investment opportunities to us by our Manager; increased competition from entities investing in our target investments; effects of hedging instruments on our target investments; changes in governmental regulations, tax law and rates and similar matters; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes and our exclusion from registration under the Investment Company Act; availability of desirable investment opportunities; availability of qualified personnel and our relationship with our Manager; the time and cost of the process to internalize our management function; estimates relating to our ability to make distributions to our stockholders in the future; hurricanes, earthquakes and other natural disasters, acts of war and/or terrorism, pandemics, such as COVID-19, and other events that may cause unanticipated and uninsured performance declines and/or losses to us or the owners and operators of the real estate securing our investments; deterioration in the performance of the properties securing our investments that may cause deterioration in the performance of our investments and, potentially, principal losses to us, including the risk of impairment charges and any impact on our ability to satisfy the covenants and conditions in our debt agreements; and difficulty or delays in redeploying the proceeds from repayments of our existing investments. These forward-looking statements apply only as of the date of this presentation. We are under no duty to update any of these forward-looking statements after the date of this presentation to conform these statements to actual results or revised expectations. You should, therefore, not rely on these forward-looking statements as predictions of future events.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying earnings presentation present non-GAAP financial measures, such as Core Earnings and Core Earnings per basic common share, that exclude certain items. Granite Point management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the company’s core business operations, and uses these measures to gain a comparative understanding of the company’s operating performance and business trends. The non-GAAP financial measures presented by the company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 7 of this release.

Additional Information
Stockholders of Granite Point and other interested persons may find additional information regarding the company at the Securities and Exchange Commission’s Internet site at www.sec.gov or by directing requests to: Granite Point Mortgage Trust Inc., 3 Bryant Park, 24th floor, New York, NY 10036, telephone (212) 364-5500.

Contact
Investors: Marcin Urbaszek, Chief Financial Officer, Granite Point Mortgage Trust Inc., (212) 364-5500, investors@gpmtreit.com

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GRANITE POINT MORTGAGE TRUST INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30, 2020	December 31, 2019
ASSETS	(unaudited)
Loans held-for-investment	$4,366,757	$4,226,212
Allowance for credit losses	(76,710)	—
Loans held-for-investment, net	4,290,047	4,226,212
Available-for-sale securities, at fair value	12,542	12,830
Held-to-maturity securities	10,788	18,076
Cash and cash equivalents	55,969	80,281
Restricted cash	3,497	79,483
Accrued interest receivable	11,649	11,323
Other assets	31,156	32,657
Total Assets	$4,415,648	$4,460,862
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase agreements	$2,030,916	$1,924,021
Securitized debt obligations	983,521	1,041,044
Asset-specific financings	121,242	116,465
Revolving credit facilities	12,589	42,008
Convertible senior notes	270,437	269,634
Dividends payable	25	23,063
Other liabilities	31,582	24,491
Total Liabilities	3,450,312	3,440,726
10% cumulative redeemable preferred stock, par value $0.01 per share; 50,000,000 shares authorized and 1,000 and 1,000 shares issued and outstanding, respectively	1,000	1,000
Stockholders’ Equity
Common stock, par value $0.01 per share; 450,000,000 shares authorized and 55,205,082 and 54,853,205 shares issued and outstanding, respectively	552	549
Additional paid-in capital	1,051,159	1,048,484
Accumulated other comprehensive (loss) income	—	32
Cumulative earnings	104,680	162,076
Cumulative distributions to stockholders	(192,055)	(192,005)
Total Stockholders’ Equity	964,336	1,019,136
Total Liabilities and Stockholders’ Equity	$4,415,648	$4,460,862

GRANITE POINT MORTGAGE TRUST INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands, except share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Interest income:	(unaudited)
Loans held-for-investment	$60,299	$58,133	$123,558	$114,798
Loans held-for-sale	121	—	121	—
Available-for-sale securities	247	311	527	619
Held-to-maturity securities	236	613	546	1,274
Cash and cash equivalents	41	907	367	1,418
Total interest income	60,944	59,964	125,119	118,109
Interest expense:
Repurchase agreements	14,276	13,529	33,951	30,518
Securitized debt obligations	6,502	13,554	15,936	23,413
Convertible senior notes	4,525	4,491	9,041	8,956
Asset-specific financings	939	598	2,061	598
Revolving credit facilities	320	165	562	860
Total interest expense	26,562	32,337	61,551	64,345
Net interest income	34,382	27,627	63,568	53,764
Other (loss) income:
Provision for credit losses	(14,205)	—	(67,541)	—
Realized losses on sales	(6,894)	—	(6,894)	—
Fee income	—	202	522	1,115
Total other (loss) income	(21,099)	202	(73,913)	1,115
Expenses:
Management fees	3,959	3,763	7,866	7,212
Incentive fees	—	—	—	244
Servicing expenses	1,002	885	2,111	1,658
General and administrative expenses	10,060	5,006	18,613	10,622
Total expenses	15,021	9,654	28,590	19,736
(Loss) income before income taxes	(1,738)	18,175	(38,935)	35,143
Benefit from income taxes	(5)	(2)	(11)	(3)
Net (loss) income	(1,733)	18,177	(38,924)	35,146
Dividends on preferred stock	25	25	50	50
Net (loss) income attributable to common stockholders	$(1,758)	$18,152	$(38,974)	$35,096
Basic (loss) earnings per weighted average common share	$(0.03)	$0.34	$(0.71)	$0.68
Diluted (loss) earnings per weighted average common share	$(0.03)	$0.33	$(0.71)	$0.68
Dividends declared per common share	$—	$0.42	$—	$0.84
Weighted average number of shares of common stock outstanding:
Basic	55,158,283	53,953,634	55,107,347	51,292,318
Diluted	55,158,283	67,624,395	55,107,347	51,292,318
Comprehensive income (loss):
Net (loss) income attributable to common stockholders	$(1,758)	$18,152	$(38,974)	$35,096
Other comprehensive income (loss), net of tax:
Unrealized gain (loss) on available-for-sale securities	3,712	32	(32)	224
Other comprehensive income (loss)	3,712	32	(32)	224
Comprehensive income (loss)	$1,954	$18,184	$(39,006)	$35,320

GRANITE POINT MORTGAGE TRUST INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)

Three Months Ended June 30, 2020
(unaudited)
Reconciliation of GAAP net loss to Core Earnings:

GAAP Net Loss	$(1,758)
Adjustments for non-core earnings:
Provision for credit losses	14,205
Non-cash equity compensation	1,323
Core Earnings(1)	$13,770

Core Earnings per basic common share	$0.25
Basic weighted average shares outstanding	55,158,283
(1)Core Earnings is a non-U.S. GAAP measure that we define as comprehensive income attributable to common stockholders, excluding “realized and unrealized gains and losses” (provision for credit losses, realized and unrealized gains or losses on the aggregate portfolio and non-cash compensation expense related to restricted common stock). We believe the presentation of Core Earnings provides investors greater transparency into our period-over-period financial performance and facilitates comparisons to peer REITs.